SURRENDER OF LEASE

THIS SURRENDER OF LEASE made as of the 15th day of January, 2016.

BETWEEN:

AVONDALE STORE LIMITED

Herein called the “Landlord”

- and -

JBI (CANADA) INC.

Herein called the “Tenant”

PREMISES

WITNESS that in consideration of the rents, covenants and agreements hereafter reserved, the parties hereto mutually agree each with each other, as follows:

WHEREAS:

1.	By a lease (the “Lease”) dated the 1st day of December, 2010 between the Landlord, the Tenant, the Landlord leased to the Tenant those premises known as 1786 Allanport Road, Thorold, Ontario (the “Premises”);

2.	Tenant has vacated the Premises and Landlord has accepted the delivery of vacant possession but specifically continues to hold the Tenant responsible for Rent in arrears up to and including October 31,2015, pursuant to the terms of the Lease;

NOW THEREFORE in consideration of the sum of ONE DOLLAR ($1.00) paid by the Landlord to the Tenant:

1.	Tenant hereby surrenders the Premises to the Landlord.

2.	Landlord hereby accepts the above surrender provided however that the Tenant acknowledges and agrees that it currently owes arrears of Rent to the Landlord up to October 31,2015 and the Landlord shall not release the Tenant from such financial obligations under the Lease until the Tenant has made payment in full of any and all monies owed under the Lease by the Tenant to the Landlord.

[Signature page immediately follows]

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IN WITNESS WHEREOF the parties have hereunto set their hands and seals as of the day and year first-above mentioned.